UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2010

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders held on May 20, 2010, CryoLife’s stockholders re-elected each of the Company’s directors that had been nominated to serve until the next annual meeting or until their successors are elected and have been qualified.  The stockholders also approved an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the total number of shares authorized for issuance under the ESPP and ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

The final results of the voting on each matter of business at the 2010 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven G. Anderson	17,705,029	871,207	6,750,527
Thomas F. Ackerman	17,648,694	927,542	6,750,527
James S. Benson	17,744,359	831,877	6,750,527
Daniel J. Bevevino	17,709,105	867,131	6,750,527
Ronald C. Elkins, M.D.	12,944,043	5,582,193	6,750,527
Ronald D. McCall, Esq.	13,436,936	5,139,300	6,750,527
Harvey Morgan	17,744,529	831,707	6,750,527

Amendment of the ESPP to increase the total number of shares authorized for issuance under the ESPP

Votes For	Votes Against	Votes Abstain
17,959,561	466,013	150,662

Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010

Votes For	Votes Against	Votes Abstain
25,104,493	149,597	72,673

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 24, 2010	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer